Exhibit 99.1

WNS (HOLDINGS) LIMITED ANNOUNCES DETAILS OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NEW YORK, LONDON and MUMBAI, October 3, 2025 — WNS (Holdings) Limited (NYSE: WNS), a digital-led business transformation and services company announced today that an annual general meeting (“AGM”) of its shareholders will be held on Thursday, October 30, 2025, at 11:00 a.m. (GMT), at 22 Grenville, St Helier, Jersey JE4 8PX, Channel Islands.

If the proposed acquisition by Capgemini S.E. (or its nominee(s)) of the entire issued and to be issued share capital of the Company to be implemented by means of a scheme of arrangement between the Company and its members pursuant to Articles 125 and 126 of the Companies (Jersey) Law 1991 (the Acquisition) completes at any time on or prior to 11.00 a.m. GMT on October 30, 2025

•

the record date for determining those Shareholders who will be entitled to attend and vote at the Annual General Meeting will automatically change to 11.00 a.m. GMT on October 30, 2025 (so that the only member of the Company entitled to attend and vote at that meeting will be Capgemini S.E. (or its nominee(s)); and

•	at the direction of Capgemini S.E., the Annual General Meeting will be cancelled.

The notice of AGM, proxy statement, voting card and proxy card is being sent to WNS shareholders today and will be made available on WNS’s website at https://ir.wns.com.

A Shareholder entitled to attend and vote at the AGM is entitled to appoint a proxy or proxies to attend the AGM and to vote on their behalf. A card of proxy should be completed in accordance with the instructions printed thereon.

Shareholders may also obtain a copy of the notice of AGM, proxy statement, proxy card and voting card, free of charge, by sending a written request at web.queries@computershare.com or to the Computershare Trust Company, N.A. at 150 Royall Street, Canton, Massachusetts 02021,United States of America or by calling Shareholder services line: +1 (781) 575 3100 or write to the Company at Gopi.Krishnan@wns.com,attention Gopi Krishnan.

About WNS

WNS (Holdings) Limited (NYSE: WNS) is a digital-led business transformation and services company. WNS combines deep domain expertise with talent, technology, and AI to co-create innovative solutions for over 700 clients across various industries. WNS delivers an entire spectrum of solutions including industry-specific offerings, customer experience services, finance and accounting, human resources, procurement, and research and analytics to re-imagine the digital future of businesses. As of June 30, 2025, WNS had 66,085 professionals across 65 delivery centers worldwide including facilities in Canada, China, Costa Rica, India, Malaysia, the Philippines, Poland, Romania, South Africa, Sri Lanka, Turkey, the United Kingdom, and the United States. For more information, visit www.wns.com.

Safe Harbor Provision

This release contains forward-looking statements, as defined in the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and assumptions about our Company and our industry. Generally, these forward-looking statements may be identified by the use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “seek,” “should” and similar expressions. These statements include, among other things, expressed or implied forward-looking statements relating to discussions of our strategic initiatives and the expected resulting benefits, our growth opportunities, industry environment, our expectations concerning our future financial performance and growth potential, including estimated capital expenditures, and expected foreign currency exchange rates. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include but are not limited to our pending acquisition by Capgemini S.E., including our expectations relating to timing and completion of the transaction, worldwide economic and business conditions, our dependence on a limited number of clients in a limited number of industries; currency fluctuations; political or economic instability in the jurisdictions where we have operations; regulatory, legislative and judicial developments; increasing competition in the BPM industry; technological innovation; our liability arising from fraud or unauthorized disclosure of sensitive or confidential client and customer data; telecommunications or technology disruptions; our ability to attract and retain clients; negative public reaction in the US or the UK to offshore outsourcing; our ability to collect our receivables from, or bill our unbilled services to our clients; our ability to expand our business or effectively manage growth; our ability to hire and retain enough sufficiently trained employees to support our operations; the effects of our different pricing strategies or those of our competitors; our ability to successfully consummate, integrate and achieve accretive benefits from our strategic acquisitions, and to successfully grow our revenue and expand our service offerings and market share; future regulatory actions and conditions in our operating areas; our ability to manage the impact of climate change on our business; and volatility of our share price. These and other factors are more fully discussed in our most recent annual report on Form 10-K and subsequent reports on Form 6-K and Form 8-K filed with or furnished to the US Securities and Exchange Commission (SEC) which are available at www.sec.gov. We caution you not to place undue reliance on any forward-looking statements. Except as required by law, we do not undertake to update any forward-looking statements to reflect future events or circumstances.

CONTACT:

Investors:	Media:

David Mackey EVP–Finance & Head of Investor Relations WNS (Holdings) Limited +1 (646) 908-2615 david.mackey@wns.com	Archana Raghuram EVP & Global Head–Marketing & Communications WNS (Holdings) Limited +91 (22) 4095 2397 archana.raghuram@wns.com ; pr@wns.com